Exhibit 1.1

Marex Group plc

Underwriting Agreement

April 16, 2026

Goldman Sachs & Co. LLC

Jefferies LLC

J.P. Morgan Securities LLC

As representatives (the “Representatives”) of the

several Underwriters named in Schedule I hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Marex Group plc, a public limited company incorporated under the laws of England and Wales with company number 05613060 and having its registered office at 155 Bishopsgate, London, EC2M 3TQ, United Kingdom (the “Company”) proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as Representatives, the principal amount of its debt securities specified in Schedule II hereto (the “Securities”).

The terms and rights of the Securities shall be as specified in Schedule II and Schedule III hereto and in or pursuant to the provisions of a Senior Indenture, dated as of October 15, 2024 (the “Indenture”), between the Company and Citibank N.A., as Trustee, as may be supplemented from time to time.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form F-3 (File No. 333-286884), relating to securities, including the Securities, to be issued from time to time by the Company. Such registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness (the “Rule 430 Information”) pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Act”), is hereinafter referred to as the “Registration Statement,” and the prospectus included in the Registration Statement (and any amendments thereto) at the time of its effectiveness that omits Rule 430 Information is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities

(or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Prospectus.” The term “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the related offering and is used prior to filing of the Prospectus, together with the Base Prospectus. The term “Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time. “Free writing prospectus” has the meaning set forth in Rule 405 under the Act, and “Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 under the Act. As used in this Agreement, “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Pricing Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof, and the terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), that are deemed to be incorporated by reference therein, if any.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) The Registration Statement became effective upon filing; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission;

(ii) The Company is a well-known seasoned issuer (as defined in Rule 405 of the Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement;

(iii) (A) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Pricing Disclosure Package or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act; (B) each part of the Registration Statement, when such part became effective, conformed, and each such part, as amended or supplemented, if applicable, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; (C) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (D) the Registration Statement as of the date hereof does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 8(b) of this Agreement) or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(iv) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and (B) each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 8(b) hereof);

(v) For the purposes of this Agreement, the “Applicable Time” is 4:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II hereto, taken together with each Issuer Free Writing Prospectus attached as Schedule III hereto (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 3(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and, as of the Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus (A) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, from any labor dispute or court or governmental or regulatory action, order or decree; (B) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; or (C) experienced any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting the business, general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus (any such change or event, a “Material Adverse Effect”);

(vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all tangible personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;

(viii) Each of the Company and its subsidiaries has been (A) duly incorporated or organized, as applicable, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (B) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in each case where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and each significant subsidiary of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) (each a “Subsidiary” and together, the “Subsidiaries”) has been listed in the Registration Statement;

(ix) All of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, are fully paid and non-assessable and, except as would not reasonably be expected to result in a Material Adverse Effect (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise set forth in the Pricing Disclosure Package) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(x) The Company has unsecured non-convertible debt outstanding with a term of issue of at least four years that is rated by a nationally recognized statistical rating organization in one of its four highest generic rating categories;

(xi) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized for issuance and sale and, when duly executed and delivered by the Company and duly authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor pursuant to this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), and will be entitled to the benefits of the Indenture relating thereto;

(xii) The Securities, the Indenture and this Agreement (the “Transaction Documents”) conform in all material respects to the descriptions thereof contained in the Registration Statement and the Pricing Disclosure Package, and will, as of the Time of Delivery, conform in all material respects to the descriptions thereof contained in the Prospectus;

(xiii) The Indenture has been duly qualified under the Trust Indenture Act and, at the Time of Delivery, will be duly authorized, executed and delivered by the Company, and constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law);

(xiv) The execution, delivery and performance by the Company of the Transaction Documents, the compliance by the Company with the provisions hereof and thereof, including the issuance and sale of the Securities, and the consummation by the Company of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A), for such defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect,

(B) the articles of association, by-laws or other applicable organizational document of the Company or any of its Subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (including, without limitation, the Companies Act 2006, the Financial Services and Markets Act 2000 of the United Kingdom, the UK assimilated version of the EU market abuse regulation (596/2014) that forms part of English law pursuant to the European Union (Withdrawal) Act 2018), the Financial Services Act 2012 and the Criminal Justice Act 1993), except, in the case of this clause (C), for such defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental or regulatory agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the qualification of the Indenture under the Trust Indenture Act, any required approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and except for such consents, approvals, authorizations, orders, registrations or qualifications the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect;

(xv) Neither the Company nor any of its Subsidiaries is (A) in violation of its articles of association, by-laws or other applicable organizational document, (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body or exchange having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (A) and (B), for such violations or defaults as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;

(xvi) The statements set forth in the Registration Statement, Pricing Prospectus and the Prospectus under the captions “Material Tax Considerations” or “Tax Considerations,” insofar as they constitute summaries of United Kingdom tax law and United States federal income tax law and regulations or legal conclusions referred to therein, are accurate and fairly summarize in all material respects the United Kingdom tax law and United States federal income tax laws referred to therein as of such date and as of the date hereof (subject to the qualifications and assumptions set forth therein);

(xvii) Other than as set forth in the Pricing Prospectus and the Registration Statement, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is or may reasonably be expected to become a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such Actions are threatened or contemplated by governmental or regulatory authorities or threatened by others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(xviii) The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xix) At the time of filing the Registration Statement (and any post-effective amendment thereto), at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xx) Deloitte LLP, who have audited the consolidated financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(xxi) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2022, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to comply under applicable law). Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting;

(xxii) Since the date of the latest audited financial statements of the Company and its consolidated subsidiaries included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xxiii) The Company maintains a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) designed to comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects;

(xxiv) This Agreement has been duly authorized, executed and delivered by the Company, and the Company has the full right, power and authority to execute and deliver the Securities and the Indenture and to perform its obligations hereunder and thereunder, and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken;

(xxv) In the past five years, neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (A) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (B) made, offered, promised or authorized any direct or indirect unlawful payment; or (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 or the Criminal Finances Act 2017 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”). The Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(xxvi) Except for the findings set out in the Final Notice issued to Aarna Capital Limited by the Abu Dhabi Financial Services Regulatory Authority dated December 13, 2024, the operations of the Company and its subsidiaries are and have been conducted at all times in the past five years in compliance with the requirements of applicable anti-money laundering laws and financial recordkeeping and reporting requirements, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxvii) Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries, nor any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (A) currently the subject or the target, or owned or controlled by the subject or the target, of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (B) operating, organized, resident in, or the government of, or an agency or instrumentality of (or an entity directly or indirectly controlled by) such a government of, a country or territory that is the subject or target of comprehensive Sanctions, including, at the time of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (each, a “Sanctioned Jurisdiction”) ((A) and (B) together, a “Sanctioned Person”), (C) has engaged in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Sanctioned Person or violate Sanctions, (D) has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to Sanctions, or (E) is acting on behalf of or at the direction of any Sanctioned Person; the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity (X) to fund or facilitate any activities of or business with any person, or in any country or territory that, at the time of such funding, is a Sanctioned Person or a Sanctioned Jurisdiction or (Y) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions or that could reasonably result in them being designated as a Sanctioned Person; neither the Company nor any of its subsidiaries is engaged in, or has, since April 24, 2019, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, a Sanctioned Person or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(xxviii) The consolidated financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the statement of operations and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved (except for normal year-end adjustments, the adoption of new accounting principles and as otherwise noted therein). The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. The summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records or operating systems of the Company and its consolidated subsidiaries and present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxix) Other than as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of its subsidiaries (A) own or otherwise possess adequate rights to use all patents, trademarks, service marks, trade names, domain names, copyrights know-how, software, systems and technology, trade secrets and other proprietary or confidential information and other intellectual property used in or necessary for the conduct of their respective businesses as currently conducted by them, (B) do not, through the conduct of their respective businesses as currently conducted, infringe, misappropriate or otherwise violate any intellectual property rights of third parties and (C) are not aware of any third parties that, through the conduct of their respective businesses, infringe, misappropriate or otherwise violate any intellectual property rights of the Company or any of its subsidiaries;

(xxx) Other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases owned or controlled by them and used in connection with their respective businesses (collectively, “IT Systems”) are (1) reasonably adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and (2) to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, back doors, drop-dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt the use of, permit access to or disable, damage or erase any of the IT Systems; (B) the Company and its subsidiaries have in place commercially reasonable measures, including appropriate technical and organizational measures required under Data Protection Obligations, taking into account the nature, scope, context and purposes of processing as well as the risk of varying likelihood and severity for the rights and freedoms of natural persons, to protect all personal data, personal information, personally identifiable information, information related to an identifiable individual and any other data or information as defined under Data Protection Obligations (“Personal Data”) and confidential information used, stored or processed by, or on behalf of, or to the knowledge of the Company, on behalf of the Company or its subsidiaries (“Personal Data”), and to ensure a level of security of the IT Systems appropriate to the risk; (C) in the last five years, there have been no breaches or unauthorized uses of or access to any IT Systems, Personal Data or confidential information, except for those that have been remedied without material cost or liability, nor are there any incidents under internal review or investigations relating to the same; (D) the Company and its subsidiaries are presently, and for the last five years have been, in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies, contractual obligations, industry standards and other legal obligations, in each case, relating to the processing of Personal Data, the privacy and security of IT Systems and the protection of such Personal Data and IT Systems from unauthorized use, access, disablement, misappropriation or modification (“Data Protection Obligations”); (E) neither the Company nor any of its subsidiaries has received any notice of or complaint regarding or are otherwise aware of any facts that would reasonably indicate, non-compliance by the Company or any of its subsidiaries with any Data Protection Obligation and (F) there is no pending or, to the knowledge of the Company, threatened action, suit, investigation, complaint or proceeding against the Company or any of its subsidiaries by or before any court or governmental agency, authority or body or other party against the Company or any of its subsidiaries, alleging non-compliance with any Data Protection Obligations by the Company or any of its subsidiaries;

(xxxi) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxxii) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xxxiii) To the extent applicable to the Company on the date hereof, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications (it being understood that nothing in this Agreement shall require the Company to comply with Section 404 of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable law);

(xxxiv) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(xxxv) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(xxxvi) The Company and each of its Subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities or exchanges (“Permits”) as are necessary under applicable law to conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of the revocation or modification or non-renewal of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(xxxvii) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts and insures against such losses and risks as are, in the Company’s reasonable judgment, commercially reasonable for the conduct of the Company’s and its subsidiaries and their respective businesses taken as a whole, except as would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has (A) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxxviii) The Company is a “foreign private issuer,” as defined in Rule 405 under the Act;

(xxxix) Except as otherwise disclosed in each of the Registration Statement and the Prospectus, no stamp duties or other issuance or similar transfer taxes (including United Kingdom stamp duty and stamp duty reserve tax) (“Stamp Taxes”) are payable by or on behalf of the Underwriters in the United Kingdom, the United States or any political subdivision thereof or to any taxing authority thereof in connection with (A) the execution and delivery of this Agreement, (B) the creation, issuance and delivery of the Securities in the manner contemplated by this Agreement and the Pricing Disclosure Package or (C) the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof in the manner contemplated herein and in the Prospectus;

(xl) Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries (A) have paid all federal, state, local and non-U.S. taxes except taxes being contested in good faith by appropriate proceedings (provided that adequate reserves have been established therefor in accordance with IFRS), (B) have filed all tax returns required by applicable law to be filed prior to the date hereof and (C) do not have any tax deficiency that has been asserted against them or any of their respective properties or assets, except in each case of clause (A), (B) and (C), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xli) The Company is resident for tax purposes solely in the United Kingdom and has no permanent establishment in any other jurisdiction;

(xlii) Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of England and Wales, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any England and Wales, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of or relating to the transactions contemplated by this Agreement may at any time be commenced, the Company has, pursuant to Section 21 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(xliii) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of England and Wales, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(xliv) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and will be honored by the courts of England and Wales, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(xlv) The Company has no reason to believe that the indemnification and contribution provisions set forth in Section 8 hereof contravene the laws or public policy of England and Wales as applied by the Courts of England and Wales as reported and in effect at the date of this Agreement;

(xlvi) Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in England and Wales in order for the Company to pay interest, principal, premium, if any, additional amounts, if any, or other payments to be made under the Securities by the Company to the holders of Securities. Under current laws and regulations of England and Wales and any political subdivision thereof, any interest, principal, premium, if any, additional amounts, if any, or such other payments to be made under the Securities by the Company to the holders of Securities may be paid by the Company in United States dollars and freely transferred out of England and Wales, without the necessity of obtaining any governmental authorization in England and Wales or any political subdivision or taxing authority thereof or therein, and no such payments made to the holders thereof or therein who are non-residents of the United Kingdom will be subject to income or other taxes imposed by way of withholding or deduction under laws and regulations of any constituent jurisdiction of the United Kingdom or any political subdivision or taxing authority thereof or therein;

(xlvii) The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus or each of the Transaction Documents in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document;

(xlviii) Except pursuant to this Agreement, neither the Company nor any of its subsidiaries is party to any contract, agreement or understanding with any person that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(xlix) Each Underwriter is entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of a final judgment for the payment of money rendered in accordance with Section 18 hereof and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in England and Wales may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant;

(l) The Company is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable; each of the Company’s subsidiaries that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(li) Marex Capital Markets Inc. (“Marex BD”) is registered as a broker-dealer with the Commission, is a member in good standing of each self-regulatory organization of which it is required to be a member, and is duly registered or qualified as a broker-dealer in each jurisdiction where the conduct of its business requires such registration or qualification, and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All persons associated with Marex BD are duly registered with any self-regulatory organization and each jurisdiction where the association of such persons with Marex BD requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than with respect to customers that are subsidiaries, the business activities engaged in by Marex BD do not involve the handling of customer funds or securities. The broker-dealer operations of Marex BD have been conducted in compliance with all applicable requirements of the Exchange Act and the rules and regulations of the Commission and each applicable self-regulatory organization and state securities regulatory authority, including with respect to its implementation and maintenance of risk management controls and supervisory procedures in compliance with Rule 15c3-5 under the Exchange Act, except where failure to comply with such requirements, rules or regulations would not reasonably be expected to have a Material Adverse Effect;

(lii) The Company and each of its subsidiaries, taken as a whole, (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in clauses (A) through (B) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to have a Material Adverse Effect;

(liii) Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party;

(liv) (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has, to the knowledge of the Company, occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (D) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (F) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (G) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (H) there has not been a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (A) through (H) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(lv) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

2. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite the name of such Underwriter on Schedule I hereto at the purchase price set forth in Schedule II hereto.

3. (a) The Securities to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in the name of the nominee of The Depository Trust Company (“DTC”), shall be delivered by or on behalf of the Company to the Representatives, through the facilities of DTC, for the respective account of the each Underwriter, against payment by or on behalf of such Underwriter through the Representatives of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on April 21, 2026 or such other time and date as the Representatives and the Company may agree upon in writing (the “Time of Delivery”).

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(i) hereof will be delivered at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022 (the “Closing Location”), and the Securities will be delivered through the facilities of DTC, all at the Time of Delivery.

(c) It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Pricing Prospectus.

4. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) The Company has prepared an Issuer Free Writing Prospectus in the form of a term sheet (attached as Schedule III hereto) with respect to the Securities (the “Term Sheet”) and will file such Term Sheet with the Commission pursuant to Rule 433 under the Act not later than the time specified by such Rule. Before using, authorizing, approving, referring to or filing any such Issuer Free Writing Prospectus, the Company will furnish the Representatives a copy of the proposed Issuer Free Writing Prospectus for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Representatives object in their reasonable judgment;

(c) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(d) From time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) (which may be satisfied by filing its Annual Report on Form 20-F with the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the date that is 30 days following the Time of Delivery, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities that are substantially similar to the Securities;

(g) To furnish to its securityholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its securityholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, that no report or other information needs to be furnished pursuant to this Section 5(g) to the extent it is available on EDGAR;

(h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To assist the Representatives in arranging for the Securities to be eligible for clearance and settlement through DTC; and

5. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto; the Company consents to the use by any Underwriter of a free writing prospectus that (i) is not an Issuer Free Writing Prospectus, and (ii)(A) contains only (1) information describing the preliminary terms of the Securities or their offering or (2) information that describes the final terms of the Securities or their offering and that is included in the Term Sheet contemplated in Section 5(b) or (B) consists of any Bloomberg or other electronic communication providing certain ratings of the Securities or relating to customary marketing, administrative or procedural matters in connection with the offering of the Securities;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic “road show” as defined in Rule 433(h) under the Act (a “roadshow”);

(c) The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give notice thereof as soon as practicable to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d) All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes, duties or governmental charges whatsoever in the United Kingdom, the United States of America or any other jurisdiction in which the Company or any of its Subsidiaries is organized or incorporated or is otherwise resident for tax purposes or has a permanent establishment, unless such deduction or withholding is required by law, in which case the Company, as applicable, shall pay such additional amount as will result in the net amount received after such withholding or deduction being equal to the full amount that would have been received had no deduction or withholding been made except (A) any net income, capital gains or franchise taxes or other similar taxes, duties or governmental charges imposed on an Underwriter by the jurisdiction under the law of which the withholding or deduction was made as a result of any present or former connection of such Underwriter with such jurisdiction other than any connection arising from entry into of, or the transactions contemplated by, this Agreement; or (B) to the extent that such deductions or withholdings were imposed due to (i) the failure of an Underwriter to provide following a reasonable request (including pursuant to this Agreement) any customary form, certificate, document or other information to the Company that it is legally entitled to provide that would have reduced or eliminated the deductions or withholdings of such taxes, duties or governmental charges, or (ii) the failure of an Underwriter to establish full exemption from withholding pursuant to Sections 1471 through 1474 of the Code, provisions commonly known as FATCA. If the Company pays an additional amount under this clause and the recipient of such payment determines in its absolute discretion (acting in good faith) that it has received a credit for or refund of any taxes payable by it by reason of the deduction or withholding in respect of which such additional amount was paid, then it shall promptly reimburse to the Company such amount as the recipient of the payment reasonably certifies will leave it (after such reimbursement) in no better and no worse position than it would have been if such deduction or withholding had not been required to be made; and

(e) The Company will indemnify and hold harmless the Underwriters against any Stamp Taxes and any related interest, fines and penalties which the Underwriters are liable to pay in the United Kingdom, the United States or any other jurisdiction in which the Company or any of its Subsidiaries is organized or incorporated or is otherwise resident or has a permanent establishment for tax purposes, including any political subdivision thereof or to any taxing authority thereof on, in connection with, as a result of, or by reference to (A) the creation, issuance, allotment, deposit or transfer of any Securities by the Company to the Underwriters in the manner contemplated by this Agreement and the Pricing Disclosure Package, (B) the sale and delivery by the Underwriters of such Securities to the initial purchasers thereof in the manner contemplated by this Agreement, or (C) the execution and delivery of this Agreement.

6.

(a) The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing this Agreement, the Indenture and supplements thereto, the blue sky memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, if any; (iv) the cost of preparing the Securities; (v) the fees and expenses of any Trustee or any agent of the Trustee, and the fees and disbursements of counsel for any Trustee in connection with the Indenture and the Securities; (vi) the fees and expenses (including the fees and disbursements of counsel to the Underwriters), if any, incurred with respect to any filings with FINRA; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6.

(b) Except as provided in this Section 6, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(c) All sums payable to the Underwriters under this Agreement shall be considered to be exclusive of any value added tax chargeable pursuant to the Value Added Tax Act 1994 or any equivalent value added or sales tax whether imposed in the United Kingdom (instead of or in addition to value added tax) or elsewhere from time to time (“VAT”). Where any amount is payable (including, for the avoidance of doubt, by way of reimbursement) under this Agreement, the person required to make the payment (a “payor”) will, in addition and at the same time and in the same manner, pay or cause to be paid to such payee in respect of VAT (required to be legally accounted for by such payee): (A) where the payment (or any part of it) constitutes the consideration (or any part thereof) for any supply of services for VAT purposes and upon provision of a valid VAT invoice, such amount as equals any VAT for which the relevant payee is liable to account and is properly chargeable thereon; (B) where the payment is to reimburse or indemnify the payee for any cost, charge or expense incurred by it or them (except where the payment falls within clause (C) below), such amount as equals any VAT charged to or incurred by the payee in respect of any cost, charge or expense which gives rise to or is reflected in the payment and which the payee certifies is not recoverable by it (or another member of any VAT group of which it is a member) by way of repayment, credit or otherwise from any tax authority; and (C) where the payment is in respect of costs or expenses incurred by the payee as agent for the payor and except where section 47(2A) or section 47(3) of the United Kingdom Value Added Tax Act 1994 or any analogous provision in any jurisdiction outside the United Kingdom applies, such amount as equals the amount included in the costs or expenses in respect of VAT, provided that in such a case the payee will use reasonable endeavors to procure that the actual supplier of the goods or services which the payee received as agent issues its own VAT invoice directly to the payor as soon as reasonably practicable.

7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Kirkland & Ellis LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) (i) Mayer Brown LLP, special U.S. counsel to the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives; and (ii) Mayer Brown International LLP, special English counsel to the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(d) On the date of this Agreement and at the Time of Delivery, Deloitte LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(e) On the date of this Agreement and at the Time of Delivery, the Company shall have furnished to the Representatives a certificate or certificates, dated the respective dates of delivery thereof, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives;

(f) (i) Neither the Company nor any of its subsidiaries shall have (A) sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, or (B) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material change or effect, or any development involving a prospective change or effect, in or affecting (X) the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus or (Y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g) On or after the Applicable Time up to the Time of Delivery, (A) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time, there shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market; (B) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market; (C) a general moratorium on commercial banking activities declared by any U.S. Federal or New York State authorities or United Kingdom authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom; (D) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (E) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus, the Prospectus and this Agreement; and

(i) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as the Representatives may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 7.

8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting,” and the information contained in the eighth, ninth and tenth paragraphs under the caption “Underwriting.”

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any documented legal expenses of other counsel or any other documented expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder at the Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties reasonably satisfactory to the Company to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriters through the Representatives for all reasonable and documented out-of-pocket expenses approved in writing by the Representatives, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, fax: (646) 619-4437, Attention: General Counsel; and c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York, 10017, Attention: Investment Grade Syndicate Desk, Fax No.: (212) 634-6081; with a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Christian Nagler; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Group Head of Legal. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. The Company acknowledges and agrees that (A) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (B) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (C) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (D) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (E) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents and agrees to observe the selling restrictions set forth under the caption “Plan of Distribution (Conflict of Interest)—Selling Restrictions” and “Underwriting—Selling Restrictions” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement shall be tried exclusively in the U.S. District Court for the Southern District of New York or, only if that court does not have subject matter jurisdiction, exclusively in any state court located in The City and County of New York, and the Company irrevocably agrees to submit to the jurisdiction of, and to venue in, such courts.

The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment. The Company irrevocably appoints Marex Capital Markets Inc., located 140 East 45th Street, New York, New York 10017, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 18, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that its authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Executed counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (A) England and Wales or any political subdivision thereof, (B) the United States or the State of New York or (C) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

22. The Company agrees to indemnify each Underwriter, each officer and director of each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act and each broker-dealer affiliate of such Underwriter, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (A) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (B) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24. Contractual Acknowledgement with Respect to the Exercise of Bail-In Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the Company and the Agents, the Company acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below), and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Agents (the “Relevant BRRD Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 24:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

If the foregoing is in accordance with your understanding, please sign and return to the Representatives counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

[Signature page follows]

Very truly yours,

Marex Group plc

By:	/s/ Nick Jones
Name: Nick Jones
Title: Group Head of Legal

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof.

Goldman Sachs & Co. LLC

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Managing Director

Jefferies LLC

By:	/s/ David R. DiNanno
Name: David R. DiNanno
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

UNDERWRITERS	PRINCIPAL AMOUNT OF SECURITIES TO BE PURCHASED
Goldman Sachs & Co. LLC	$175,000,000
Jefferies LLC	$175,000,000
J.P. Morgan Securities LLC	$150,000,000

Total	$500,000,000

Schedule I

SCHEDULE II

DEBT SECURITIES

Title of Debt Securities:

5.680% Senior Notes due 2031 (the “Notes”)

Aggregate principal amount:

$500,000,000

Price to Public:

100.00% of the principal amount of the Notes, plus accrued interest, if any, from April 21, 2026 to the Time of Delivery

Underwriters’ Commission:

0.4% of the principal amount of the Notes

Purchase Price to be delivered by Underwriters to Company:

99.6% of the principal amount of the Notes, plus accrued interest, if any, from April 21, 2026 to the Time of Delivery

Indenture:

Indenture, dated as of October 15, 2024, as supplemented by the Third Supplemental Indenture, to be dated as of the Time of Delivery, between the Company and Citibank, N.A., as trustee (the “Trustee”) with respect to the Notes

Maturity:

The Notes will mature on April 21, 2031.

Interest Rate:

5.680%

Interest Payment Dates:

Semi-annually in arrears on April 21 and October 21 of each year, commencing on October 21, 2026

Regular Record Dates:

The fifteenth calendar day preceding an Interest Payment Date (whether or not a business day)

Sinking Fund Provisions:

No sinking fund provisions

Schedule II

MISCELLANEOUS

Time of Delivery:

10:00 A.M., New York City Time, on April 21, 2026

Closing Location:

Delivery of the Notes will be made through the book-entry facilities of The Depository Trust Company.

Type of Funds:

Same Day Funds

Schedule II

SCHEDULE III

Pricing Term Sheet

Attached.

Schedule III

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated April 16, 2026

Relating to Preliminary Prospectus Supplement dated April 16, 2026 and Prospectus dated May 1, 2025

Registration No. 333-286884

Marex Group plc

Pricing Term Sheet

$500,000,000 5.680% Senior Notes due 2031

Issuer:	Marex Group plc (the “Issuer”)

Security Title:	5.680% Senior Notes due 2031 (the “Notes”)

Principal Amount:	$500,000,000

Net Proceeds to Issuer (before expenses):	$498,000,000

Trade Date:	April 16, 2026

Settlement Date*:	April 21, 2026 (the “Settlement Date”)

Expected Security Ratings**:	BBB- (S&P) / BBB- (Fitch)

Maturity Date:	April 21, 2031

Benchmark Treasury:	UST 3.875% due March 31, 2031

Benchmark Treasury Price and Yield:	99-27; 3.910%

Spread to Benchmark Treasury:	+177 basis points

Re-offer Yield:	5.680%

Coupon (Interest Rate):	5.680%

Interest Rate Adjustment:

The interest rate payable on the Notes will be subject to adjustment from time to time based on the credit ratings assigned by specific rating agencies to the Notes as described under the caption “Description of the Notes—Interest Rate Adjustment Based on Rating Events” in the preliminary prospectus supplement (as defined below).

Schedule III

Public Offering Price:	100% of the principal amount, plus accrued and unpaid interest, if any, from the Settlement Date

Interest Payment Dates:	April 21 and October 21 of each year, commencing on October 21, 2026

Record Dates:	April 6 and October 6 of each year

Optional Redemption; Clean-Up Call:

Prior to March 21, 2031 (one month prior to the maturity date of the Notes, the “Par Call Date”), the Issuer may redeem the Notes, in whole or in part, at its option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) for the Notes to be redeemed equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal of the Notes to be redeemed and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the redemption date, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

If at any time 75% or more of the aggregate principal amount of the Notes originally issued (and, for these purposes, any additional Notes, but excluding for these purposes, any Notes redeemed pursuant to a Make Whole Redemption) have been redeemed by the Issuer or purchased by the Issuer or any of its subsidiaries, and cancelled pursuant to the indenture governing the Notes, then the Issuer may, at its option, having given not less than 30 nor more than 60 days’ notice to the noteholders (which notice shall be irrevocable and shall specify the date fixed for redemption) redeem all (but not some only) of the remaining outstanding Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with any accrued interest thereon to, but excluding, the date of redemption.

Schedule III

Offer to Repurchase Upon a Change of Control Triggering Event:

If a Change of Control Triggering Event occurs, the Issuer will be required to make an offer, to the holders of the Notes, to repurchase all or any part of their Notes at a purchase price of 101% of the then-outstanding principal amount of such Notes being repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Assumption of Obligations by Holding Company of the Group; Substitution of Issuer:

A holding company of the Group may, without the consent of holders of the Notes, assume the Issuer’s obligations under the Notes and the Indenture, and succeed to, and be substituted for, the Issuer in the Notes and the Indenture, as described under the caption “Description of the Notes—Assumption of Obligations by Holding Company of the Group; Substitution of Issuer” in the preliminary prospectus supplement.

Day Count; Business Day Convention:	30/360; Following, Unadjusted

CUSIP:	566539AD4

ISIN:	US566539AD47

Expected Listing:	The Issuer has made an application to list the Notes on the Vienna MTF, a multilateral trading facility operated by the Vienna Stock Exchange.

Denominations:	$1,000 and $1,000 increments in excess thereof

Joint Book-Running Managers:	Goldman Sachs & Co. LLC
Jefferies LLC
J.P. Morgan Securities LLC

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Issuer’s preliminary prospectus supplement, dated April 16, 2026 (the “preliminary prospectus supplement”), to the Issuer’s base prospectus, dated May 1, 2025 (together with the preliminary prospectus supplement, the “prospectus”).

Schedule III

*

It is expected that delivery of the Notes will be made against payment therefor on or about April 21, 2026. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the date that is one business day preceding the Settlement Date will be required, by virtue of the fact that the Notes initially will settle on or about April 21, 2026, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Such purchasers should consult their own advisors in this regard.

**	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any Joint Book-Running Manager, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at (866) 471-2526, Jefferies LLC toll-free at (877) 877-0696 or J.P. Morgan Securities LLC at (212) 834-4533.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Schedule III